Exhibit 23.2

Goodmans LLP	Bay Adelaide Centre - West Tower 333 Bay Street, Suite 3400 Toronto, Ontario M5H 2S7 Telephone: 416.979.2211 Facsimile: 416.979.1234 goodmans.ca

May 24, 2021

To: The United States Securities and Exchange Commission (the “Commission”)

Brookfield Infrastructure Finance ULC (the “Company”)

We refer to the registration statement on Form F-3, as amended, filed by the Company, Brookfield Infrastructure Partners L.P., Brookfield Infrastructure L.P., BIP Bermuda Holdings I Limited, Brookfield Infrastructure Holdings (Canada) Inc., Brookfield Infrastructure US Holdings I Corporation and BIPC Holdings Inc. (File Nos. 333-232256, 333-232256-01, 333-232256-02, 333-232256-03, 333-232256-04, 333-232256-05 and 333-232256-06), which became automatically effective upon filing with the Commission on May 17, 2021.

In connection with the prospectus supplement of the Company dated May 17, 2021 (the “Prospectus Supplement”), we consent to the reference to our firm’s name under the heading “Legal Matters”, and consent to the use of our firm’s name and reference to our opinion under the heading “Certain Canadian Income Tax Considerations”.

Yours truly,

/s/ Goodmans LLP